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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 30, 2002
                                   -----------

                          CAL DIVE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)


                    MINNESOTA                                95-3409686
            (State or other jurisdiction of               (I.R.S. Employer
            incorporation of organization)                Identification No.)


         400 N. SAM HOUSTON PARKWAY E., SUITE 400, HOUSTON, TEXAS 77060
               (Address of Principal Executive Offices) (Zip Code)


                                 (281) 618-0400
              (Registrant's telephone number, including area code)


                                      None
    (Former name, former address and former fiscal year, if changed since last report)


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Item 2.  Acquisition or Disposition of Assets.

         On August 30, 2002, Energy Resource Technology, Inc. (ERT), a wholly owned subsidiary of Cal Dive International, Inc. acquired the 74.8% working interest of Shell Exploration & Production Company in the South Marsh Island 130 (SMI 130) field. ERT paid $10.3 million in cash and assumed Shell's pro-rata share of the related decommissioning liability. ERT also completed the purchase of seven Gulf of Mexico fields from Amerada Hess including its 25% ownership position in SMI 130 for $9.3 million in cash and assumption of Amerada Hess's pro-rata share of the related decommissioning liability. As a result, ERT will take over as operator with an effective 100% working interest in that field. SMI 130 consists of two blocks, located in approximately 215 feet of water, with approximately 155 wells on five 8-pile platforms. Currently the field produces approximately 4,000 barrels of oil per day from 50 active wells. It has produced in excess of 200 million barrels of oil equivalent since first production in 1976.

         In July 2002, CDI purchased the Subsea Well Operations Business Unit of CSO Ltd., a wholly owned subsidiary of Technip-Coflexip, for $68.6 million. The acquisition was accounted for as a purchase with the acquisition price allocated to the assets acquired and liabilities assumed based upon their estimated fair values, with the excess being recorded as goodwill, which totaled approximately $28.6 million. The allocation of the purchase price to the fair market value of the net assets acquired in this acquisition are based on preliminary estimates of fair market values and may be revised when additional information concerning asset and liability valuation is obtained; however, management does not anticipate the adjustments, if any, will have a material impact on the Company's results of operations or financial position. Under the terms of this agreement, CSO Ltd. transferred to Well Ops (U.K.) Ltd., a wholly owned subsidiary of Cal Dive, all activities and resources dedicated to Subsea Well Intervention, including the specialized, dynamically positioned vessel Seawell as well as assignment of current client and vendor contracts. Purpose built for well operations, the Seawell, a 111-meter, DP3 vessel, was recently upgraded for coiled tubing deployment and well testing.

         In June 2002, ERT acquired a package of offshore properties from Williams Production RMT Company, a subsidiary of Williams Companies, Inc. ERT paid $5.2 million and assumed the pro- rata share of the abandonment obligation for the acquired interests. The blocks purchased represent an average 30% net working interest in 26 Gulf of Mexico leases.

         In April 2002, ERT acquired a 100% interest in East Cameron Block 374, including existing wells, equipment and improvements. The property, located in 425 feet of water, was jointly owned by Murphy Exploration & Production Company and Callon Petroleum Operating Company. Terms included a cash payment of $3.3 million to reimburse the owners for the inception-to-date cost of the subsea wellhead and umbilical, and an overriding royalty interest in future production. Cal Dive has completed the temporarily abandoned number one well and performed a subsea tie-back to a host platform. The cost of completion and tie-back is estimated at $7 million, with first production occurring in August 2002.

         In January 2002, CDI purchased Canyon Offshore, Inc. (Canyon), a supplier of remotely operated vehicles (ROVs) and robotics to the offshore construction and telecommunications industries. CDI purchased approximately 85% of Canyon's stock for cash of $52.9 million, the assumption of $9.0 million of Canyon debt (offset by $3.1 million of cash acquired) and 181,000 shares of our common stock
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(143,000  shares of which we  purchased  as  treasury  shares  during the fourth quarter of 2001). Cal Dive committed to purchase the remaining 15% for cash at a price to be determined by Canyon's performance during the years 2002 through 2004 from continuing employees at a minimum purchase price of $13.53 per share. As they are employees, amounts paid, if any, in excess of the $13.53 per share will be recorded as compensation expense. These remaining shares were classified as redeemable stock in subsidiary in CDI's balance sheet and will be adjusted to their estimated redemption value at each reporting period based on Canyon's
performance.   The  acquisition  was  accounted  for  as  a  purchase  with  the acquisition price allocated to the assets acquired and liabilities assumed based upon their estimated fair values, with the excess being recorded as goodwill, which totaled approximately $45.1 million. The allocation of the purchase price to the fair market value of the net assets acquired in the Canyon acquisition are based on preliminary estimates of fair market values and may be revised when additional information concerning asset and liability valuation is obtained; however, management does not anticipate the adjustments, if any, will have a material impact on the Company's results of operations or financial position.

         These acquisitions were funded with existing cash balances, proceeds received in CDI's equity offering completed during the second quarter of 2002, along with borrowings under CDI's revolving credit facility led by Fleet Capital and, in the case of Canyon, with CDI common stock.

         The consideration for these acquisitions was based on arm's length negotiations with the sellers, none of whom were affiliated with Cal Dive.

         The Company is currently assessing whether the impact of these acquisitions, in the aggregate, requires furnishing of separate audited financial statements for the businesses acquired. If required, the financial statements will be provided by an amendment to this Form 8-K no later than 60 days from the date of this filing.

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                          CAL DIVE INTERNATIONAL, INC.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         Date: September 16, 2002

                                            CAL DIVE INTERNATIONAL, INC.


                                            By:  /S/ S. JAMES NELSON
                                                 ---------------------------
                                                 S. James Nelson
                                                 Vice Chairman



                                            By:  /S/ A. WADE PURSELL
                                                 ---------------------------
                                                 A. Wade Pursell
                                                 Senior Vice President and
                                                 Chief Financial Officer